Exhibit 99.1
Important Notice Regarding 401(k) Plan and Deferred Compensation Plan
Blackout Period and Restrictions on Ability to Trade in Company Securities
This notice is to inform you of significant restrictions on your ability to trade any equity securities of Post Properties, Inc. (the “Company”) during an upcoming “blackout period” that will apply to the Post Properties, Inc. 401(k) Plan (the “401(k) Plan”) and the Post Properties, Inc. 2005 Deferred Compensation Plan for Directors and Eligible Employees (the “Deferred Compensation Plan”). This special blackout period is imposed on executive officers and directors of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).
The special blackout period is being imposed because of the changing of recordkeepers and investment options for the 401(k) Plan and Deferred Compensation Plan. This special blackout period is expected to begin at 4:00 PM (Eastern Time) on March 24, 2006 and end during the week of April 16, 2006. During the blackout period, (1) participants in the 401(k) Plan will be unable to direct or diversify assets held in their accounts or obtain a loan or distribution from the 401(k) Plan; (2) Post associates participating in the Deferred Compensation Plan will be unable to change their benchmark elections under or obtain a distribution from the Deferred Compensation Plan and (3) Post directors participating in the Deferred Compensation Plan will be unable to obtain a distribution under the Deferred Compensation Plan.
In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR, the Company’s directors and executive officers are prohibited — during this blackout period — from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her employment as an executive officer or service as a director (each a “Covered Transaction”).
Please note the following:
•	“Equity securities” is defined broadly to include, among others:
•	the Company’s common stock, $.01 par value per share (“Common Stock”),
•	a director’s benchmark investment under the Deferred Compensation Plan (which tracks the value of the Common Stock),
•	units of Post Apartment Homes, L.P. (“Units”),
•	stock options, stock appreciation rights and restricted stock granted under the Post Properties, Inc. 2003 Incentive Stock Plan or any predecessor, and
•	any other derivative securities.
•	Covered Transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

•	Among other things, these rules prohibit exercising stock options granted to you in connection with your employment as an executive officer or service as a director, selling shares of

Common Stock acquired pursuant to such stock options, selling shares of Common Stock originally received as restricted stock or upon the vesting of restricted stock or selling shares to cover withholding taxes upon the exercise of stock options or the vesting of restricted stock.
•	Exemptions from these rules generally include dividend reinvestment plans, purchases under the Post Properties, Inc. Employee Stock Purchase Plan, sales required by law and certain other “automatic” transactions.
Inquiries with respect to this blackout period should be directed to Ms. Sherry W. Cohen, Executive Vice President and Corporate Secretary, Post Properties, Inc., 4401 Riverside Parkway, One Riverside, Suite 800, Atlanta, GA 30327, (404) 846-5025. You and other interested parties may also obtain, without charge, the actual beginning and ending date of the blackout period from Ms. Cohen during the blackout period and for a period of two years after the ending date of the blackout period.
These rules apply in addition to the trading restrictions under the Company’s insider trading policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, directors and executive officers are required to follow the Company’s pre-clearance procedures in connection with any proposed transaction in Company securities. If you have any questions regarding the Company’s pre-clearance procedures or your ability to engage in any transaction, please contact Sherry Cohen.
February 28, 2006